UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2012

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of CorMedix Inc., a Delaware corporation (the “Company”), in recognition of 2011 performance, awarded Brian Lenz, the Company’s Chief Operating Officer and Chief Financial Officer, a cash bonus in the amount of twenty-five thousand dollars ($25,000)(the “Bonus”). Payment of the Bonus shall be contingent upon (i) the closing of a financing by the Company on or before December 31, 2012 with gross proceeds to the Company equal to or in excess $1.5 million, including the issuance by the Company of equity, debt or any combination thereof (the “Financing”); and (ii) Mr. Lenz’s continued employment. The Bonus shall be paid to Mr. Lenz promptly following closing of the Financing, but in no event later than March 15, 2013.

The Compensation Committee also granted Mr. Lenz an award of stock options to purchase 180,000 shares of common stock of the Company. The stock options were granted on March 20, 2012 (the “Grant Date”) pursuant to, and subject to, the terms of the Company’s Amended and Restated 2006 Stock Incentive Plan (the “Plan”). The stock options (i) have a 10-year term, and (ii) have an exercise price of $0.49 per share, being the closing sale price of the Company’s common stock, as reported on the NYSE Amex on the Grant Date. The stock options will vest in accordance with the following schedule: (i) 25% on the Grant Date, (ii) 25% upon the closing of a financing with gross proceeds to the Company of at least $1.5 million, including the issuance of equity, debt or any combination thereof by the Company, (iii) 25% upon CE Mark approval for CRMD003, Neutrolin®, the Company’s primary product candidate in development for the prevention of catheter related infections in the dialysis and non-dialysis markets, and (iv) 25% upon the launch of Neutrolin® in Europe; provided, however, that each of the events described in clauses (ii), (iii) and (iv) above occur on or before December 31, 2012.

The Bonus and grant of stock options described above were made in connection with Mr. Lenz’s annual performance review. The Bonus and stock options were awarded in the discretion of the Compensation Committee and were based on the Compensation Committee’s evaluation of the performance of Mr. Lenz.

On March 22, 2012, the Company and Mr. Lenz entered into Amendment No. 2 (the “Amendment”) to that certain employment agreement, dated as of February 4, 2010 and amended on January 14, 2011 (the “Agreement”), whereby upon a Change in Control (as defined in the Agreement), if Mr. Lenz’s employment is terminated by the Company (or its successor) within two (2) months prior to or six (6) months following the occurrence of a Change of Control, then the Company (or its successor, as applicable) shall continue to pay Mr. Lenz’s Base Salary (as defined in the Agreement) and benefits for a period of six (6) months following the termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2012	CORMEDIX INC.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Operating Officer and Chief Financial Officer